Exhibit 4.1

Execution Version

CCO HOLDINGS, LLC

and

CCO HOLDINGS CAPITAL CORP.,

as Issuers,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of May 23, 2019

PROVIDING FOR ISSUANCE OF SENIOR DEBT SECURITIES

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	12.03
(c)	12.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314 (a)	12.02; 12.04; 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	7.01; 7.02
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

i

INDENTURE, dated as of May 23, 2019, among CCO Holdings, LLC, a Delaware limited liability company (as further defined below, the “Company”), CCO Holdings Capital Corp., a Delaware corporation (as further defined below, “Capital Corp” and together with the Company, the “Issuers”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Notes”) of the Company and Capital Corp in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with its terms, have been done.

The Issuers and the Trustee agree as follows for the benefit of each other and, except as provided herein, for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of the Cable Related Business consistent with applicable past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, will be governed by the provisions of this Indenture; and

(2) the issuance of Equity Interests by any Restricted Subsidiary of the Company or the sale of Equity Interests in any Restricted Subsidiary of the Company.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that:

(a) involves assets having a fair market value of less than $100 million; or

(b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $100 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company;

(4) a Restricted Payment (as defined in an applicable supplemental indenture hereto, when applicable) that is permitted by this Indenture;

(5) a Restricted Investment that is permitted by this Indenture;

(6) the incurrence of Liens not prohibited by this Indenture and the disposition of assets related to such Liens by the secured party pursuant to a foreclosure;

(7) any disposition of cash or Cash Equivalents;

(8) any surrender or waiver of contract rights or settlement, including, without limitation with respect to Hedging Obligations;

(9) like-kind property exchanges under Section 1031 of the Internal Revenue Code;

(10) non-exclusive licenses of intellectual property; and

(11) any sale or disposition of inventory or accounts receivable in the ordinary course of business.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law of any jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of Charter or if specified, the Company, as the case may be, in either case as constituted as of the date of any determination required to be made, or action required to be taken, pursuant to this Indenture.

“Bright House Acquisition Agreement” means that certain Contribution Agreement, dated as of March 31, 2015, as amended on May 23, 2015, by and among Charter Communications, Inc., certain of its subsidiaries and the other parties thereto.

“Business Day” means any day other than a Legal Holiday.

“Cable Related Business” means the business of owning cable television systems and businesses ancillary, complementary and related thereto.

“Capital Corp” means CCO Holdings Capital Corp., a Delaware corporation, and any successor Person thereto.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest (other than any debt obligation) or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having combined capital and surplus in excess of $500 million and a Thomson BankWatch Rating at the time of acquisition of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having a rating at the time of acquisition of at least “P-1” from Moody’s or at least “A-1” from S&P and in each case maturing within twelve months after the date of acquisition;

(6) corporate debt obligations maturing within twelve months after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” or “P-1” by Moody’s or “AAA” or “A-1” by S&P;

(7) auction-rate Preferred Stocks of any corporation maturing not later than 90 days after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” by Moody’s or “AAA” by S&P;

(8) securities issued by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, maturing not later than six months after the date of acquisition thereof, rated at the time of acquisition at least “A” by Moody’s or S&P; and

(9) money market or mutual funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

“CCH” means Charter Communications Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCH II” means CCH II, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCHC” means Charter Communications Holding Company, LLC, a Delaware limited liability company, and any successor Person thereto.

“Charter” means Charter Communications, Inc., a Delaware corporation and the indirect parent of the Issuers, and any successor Person thereto.

“Charter Holdings” means Charter Communications Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.

“Clearstream” means Clearstream Banking, société anonyme (formerly Cedelbank).

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company” means CCO Holdings, LLC, a Delaware limited liability company, and any successor Person thereto, but for the avoidance of doubt, does not include any of its Subsidiaries.

“Consolidated EBITDA” means with respect to any Person, for any period, the net income of such Person and its Restricted Subsidiaries for such period plus, to the extent such amount was deducted in calculating such net income:

(1) Consolidated Interest Expense of such Person and its Restricted Subsidiaries;

(2) income taxes;

(3) depreciation expense;

(4) amortization expense;

(5) asset impairments or write-downs or write-offs;

(6) all other non-cash items, extraordinary items, non-recurring and unusual items (including any restructuring charges, costs and expenses and charges, costs and expenses related to litigation settlements or judgments and/or charges, costs and expenses related to asset acquisitions and dispositions) and the cumulative effects of changes in accounting principles reducing such net income, less all non-cash items, extraordinary items, non-recurring and unusual items and cumulative effects of changes in accounting principles increasing such net income;

(7) amounts actually paid during such period pursuant to a deferred compensation plan;

(8) any premium, penalty or fee paid in relation to any repayment, prepayment or repurchase of Indebtedness;

(9) all deferred financing costs written off in connection with the early extinguishment of Indebtedness, net of taxes;

(10) all costs, expenses and fees related to the issuance of the Notes;

(11) the amount of “runrate” cost savings projected by the Issuers in good faith, net of the amount of actual benefits realized or expected to be realized (which cost savings shall be calculated on a pro forma basis as though they had been realized on the first day of such period) from actions taken or to be taken prior to or during such period; provided that (A) (x) such cost savings are reasonably identifiable and expected to be achieved based on such actions and (y) the benefits resulting therefrom are anticipated by the Issuers to be realized within 12 months of such actions and (B) the aggregate amount added back pursuant to this clause (11) for any period shall not exceed 20% of Consolidated EBITDA for such period prior to giving effect to this clause (11), provided further that this clause (11), for the avoidance of doubt, shall not result in an amount less than zero; and

(12) for purposes of (x) any indebtedness covenant set forth in this Indenture (including an applicable supplemental indenture hereto) and (y) calculation of any leverage ratio in a restricted payments covenant in this Indenture (including an applicable supplemental indenture hereto) only, Management Fees;

provided that Consolidated EBITDA shall not include:

(w) the net income (or net loss) of any Person that is not a Restricted Subsidiary (“Other Person”), except:

(i) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Other Person during such period; and

(ii) with respect to net losses, to the extent of the amount of investments made by such Person or any Restricted Subsidiary of such Person in such Other Person during such period;

(x) [reserved];

(y) [reserved]; and

(z) effects of any fresh start accounting adjustments.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (x) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (x) of the definition thereof), in each case, on a consolidated basis and in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Securities of any series, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Parent Companies” means CCH II, Charter, CCHC and Charter Holdings.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of the date on which the Notes mature or the date on which the Notes are no longer outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with this Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means any notes issued in exchange for Notes of a series pursuant to a Registration Rights Agreement or similar agreement.

“Exchange Offer” means the offer of the Issuers to issue and deliver to holders of Notes of a series that are not prohibited by law or policy of the SEC from participating in such offer in exchange for such Notes, a like aggregate principal amount of Exchange Notes.

“Exchange Offer Registration Statement” means the registration statement relating to any Exchange Offer as provided in an applicable Registration Rights Agreement.

“GAAP” means generally accepted accounting principles in the United States which are in effect on September 27, 2010. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” or “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the guarantee.

“Guarantor” means any Parent or Subsidiary of the Company that executes a supplemental indenture and provides a Note Guarantee in accordance with the terms of any supplemental indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) interest rate option agreements, foreign currency exchange agreements, foreign currency swap agreements; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in interest and currency exchange rates.

“Holder” means a holder of the Notes.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property due more than six months after the property is acquired, except any such balance that constitutes an accrued expense or trade payable; or

(6) represented by Hedging Obligations only to the extent an amount is then owed and is payable pursuant to the terms of such Hedging Obligations;

if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

The term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, in no event shall payments required to be made pursuant to the Bright House Acquisition Agreement be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Investments” means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the date Notes are first issued under this Indenture.

“Issuers” has the meaning assigned to it in the preamble to this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Fees” means the fees payable to Charter or any other Parent pursuant to the management and mutual services agreements between any Parent of the Company and/or Charter Communications Operating, LLC and between any Parent of the Company and other Restricted Subsidiaries of the Company and pursuant to the limited liability company agreements of certain Restricted Subsidiaries as such management, mutual services or limited liability company agreements exist on the Issue Date (or, if later, on the date any new Restricted Subsidiary is acquired or created), including any amendment or replacement thereof, provided that any such new agreements or amendments or replacements of existing agreements is not more disadvantageous to the holders of the Notes in any material respect than such management agreements existing on the Issue Date; and further provided that such new, amended or replacement management agreements do not provide for percentage fees, taken together with fees under existing agreements, any higher than 3.5% of Charter’s consolidated total revenues for the applicable payment period.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note” or “Notes” has the meaning assigned to it in the preamble.

“Note Guarantee” means any guarantee of the obligations of the Issuers under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by two Officers of each of the Issuers.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent” means (i) any of the Designated Parent Companies, and each of their respective successors (by way of conversion, merger and amalgamation), and/or any direct or indirect Subsidiary of the foregoing a majority of the Capital Stock of which is owned directly or indirectly by one or more of the foregoing Persons, as applicable, and that directly or indirectly beneficially owns a majority of the Capital Stock of the Company, and any successor Person to any of the foregoing; and (ii) any holding company of the foregoing where the direct or indirect holders of the voting stock of such holding company immediately following the transaction where the holding company became a holding company are substantially the same as the holders of our voting stock immediately prior to that transaction.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Investments” means:

(1) any Investment in the Company or by the Company in the Company or in a Restricted Subsidiary thereof, or any Investment by a Restricted Subsidiary of the Company in the Company or in another Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from any Asset Sale that was made pursuant to and in compliance with this Indenture;

(5) any Investment made out of the net cash proceeds of the issue and sale after the Issue Date (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company (or cash contributions to the equity capital of the Company) to the extent that such net cash proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to this Indenture (with the amount of usage of the basket in this clause (5) being determined net of the aggregate amount of principal, interest, dividends, distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment, but not to exceed the initial amount of such Investment);

(6) other Investments in any Person (other than any Parent) having an aggregate fair market value when taken together with all other Investments in any Person made by the Company and its Restricted Subsidiaries (without duplication) pursuant to this clause (6) from and after the Issue Date, not to exceed the greater of (A) 4.5% of Total Assets and (B) $7.0 billion (initially measured on the date each such Investment was made and without giving effect to subsequent changes in value, but reducing the amount outstanding by the aggregate amount of principal, interest, dividends, distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment, provided that if such amount exceeds the initial amount of such Investment, such amount shall be added to the amount available under this clause (6)) at any one time outstanding;

(7) Investments in customers and suppliers in the ordinary course of business which either:

(a) generate accounts receivable, or

(b) are accepted in settlement of bona fide disputes;

(8) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(9) any Investment (other than an Investment in a Restricted Subsidiary) existing or pursuant to agreements or arrangements in effect, on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(10) Investments received as a result of a bankruptcy, workout, reorganization or recapitalization of customers or suppliers;

(11) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(12) any Investment represented by Hedging Obligations not entered into for speculative purposes;

(13) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other expenses, in each case incurred in the ordinary course of business or to finance the purchase of Equity Interests of the Company or any Parent and in an amount not to exceed $25.0 million at any one time outstanding;

(14) Investments the payment for which consists of Equity Interests of the Company or any Parent (exclusive of Disqualified Stock of the Parent);

(15) Guarantees of Indebtedness permitted under this Indenture;

(16) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(17) Investments consisting of the non-exclusive licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(18) the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with this Indenture;

(19) Investments consisting of earnest money deposits acquired in connection with a purchase agreement or other acquisitions to the extent not otherwise prohibited under this Indenture;

(20) without duplication of amounts that otherwise increased the amount available under one or more of the foregoing categories of Permitted Investments, investments made from the proceeds from any dividend or distribution by an Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries; and

(21) Investments in an aggregate outstanding amount not to exceed an amount equal to the sum of the Total Leverage Excess Proceeds and Declined Excess Proceeds (each as defined in an applicable supplemental indenture hereto, when applicable) that has not been utilized to make Restricted Payments (as defined in an applicable supplemental indenture hereto, when applicable) as permitted under this Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which, by its terms, is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i)(A) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Issuers shall cause to be kept at the appropriate office of the Registrar in accordance with Section 2.03.

“Registration Rights Agreement” means any registration rights agreement among the Issuers and the initial purchasers named therein with respect to any Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Legend deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Legend” means the legend set forth in Section 2.06(g)(iii) which is required to be placed on all Regulation S Global Notes issued under this Indenture.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) who customarily performs functions similar to those performed by the Persons who at the time shall be such officer and with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary and bears the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Notes initially sold in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means one or more of the Notes duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

“Shelf Registration Statement” means a “shelf” registration statement providing for the registration and the sale on a continuous or delayed basis of any Notes as may be provided in any Registration Rights Agreement.

“Significant Subsidiary” means (a) with respect to any Person, any Restricted Subsidiary of such Person which accounted for more than 10% of (i) the consolidated assets of such Person as of the last day of such Person’s most recently completed fiscal year or (ii) the Consolidated EBITDA of such Person for such Person’s most recently completed fiscal year and (b) in addition, with respect to the Company, Capital Corp.

“Special Interest” means all additional interest owing on the Notes of a series pursuant to an applicable Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness on the Issue Date, or, if none, the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and, in the case of any such entity of which 50% of the total voting power of shares of Capital Stock is so owned or controlled by such Person or one or more of the other Subsidiaries of such Person, such Person and its Subsidiaries also have the right to control the management of such entity pursuant to contract or otherwise; and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces The Bank of New York Mellon Trust Company, N.A., in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing any Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company or Charter as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any Restricted Subsidiary of the Company than those that might be obtained at the time from Persons who are not Affiliates of the Company unless such terms constitute Investments permitted by this Indenture and Permitted Investments or Asset Sales permitted under this Indenture; and

(2) does not own any Capital Stock of any Restricted Subsidiary of the Company.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. The Board of Directors of the Company or Charter may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1) such Indebtedness is permitted under this Indenture calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and

(2) no Default or Event of Default would be in existence immediately following such designation.

For purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary:

(1) the term “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary where the Investment of such Subsidiary is then a Permitted Investment, the Company will be deemed to continue to have an “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s Investment in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding common equity interests or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuers and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions;

(f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(g) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation;

(h) references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture; and

(i) “including” means “including, without limitation.”

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or this Indenture and may reference terms of the Notes. Each Note shall be dated the date of its authentication.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be set forth in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

(i) the title of the series (which shall distinguish the Notes of such series from the Notes of all other series) and the Issuers with respect to such series of Notes;

(ii) any limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to this Indenture);

(iii) the dates on which or periods during which the Notes of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Notes of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(iv) the rate or rates at which the Notes of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Notes of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable, and the record dates for the determination of Holders to whom interest is payable on such interest payment dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(v) if other than U.S. Dollars, the currency in which Notes of the series shall be denominated or in which payment of the principal of, premium, if any, or interest in the Notes of the series shall be payable and any other terms concerning such payment;

(vi) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Notes of the series shall be payable, and where Notes of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Issuers in respect of the Notes of such series may be made;

(vii) the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Issuers, if the Issuers are to have that option;

(viii) the obligation or right, if any, of the Issuers to redeem, purchase or repay Notes of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(ix) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(x) the Guarantors, if any, of the Notes of the series, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the Guarantors), if any, and any additions or changes to permit or facilitate guarantees of such Securities;

(xi) whether the Notes of the series are to be issued with original issue discount and the amount of discount with which such Notes may be issued;

(xii) provisions, if any, for the defeasance of Notes of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(xiii) whether the Notes of the series are to be issued in whole or in part in the form of one or more Global Notes, and, in such case, the Depositary for such Global Notes, and the terms and conditions, if any, upon which interests in such Global Note or Global Notes may be exchanged in whole or in part for the individual Notes represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof;

(xiv) the date as of which any Global Notes of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(xv) the form of the Notes of the series;

(xvi) whether the Notes of such series are subject to subordination and the terms of such subordination;

(xvii) any restriction or condition on the transferability of the Notes such series;

(xviii) any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(xix) any addition or change in the provisions related to supplemental indentures which applies to Notes of such series;

(xx) provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(xxi) any addition to or change in the Events of the Default which applies to any Notes of the series; and

(xxii) any other terms of the Notes of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01).

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c) [Reserved].

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

Two Officers shall sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature (which may be by facsimile) of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication; and the Trustee shall authenticate and deliver Notes upon a written order of the Issuers signed by an Officer of each of the Issuers (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the Notes are to be issued as one or more Global Notes and such other information as the Issuers may include or the Trustee may reasonably request. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers shall maintain an office or agency in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). Until otherwise designated by the Issuers, the Issuers’ office or agency in New York shall be the office of the Trustee maintained for such purpose. The Registrar shall keep the Register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than ten Business Days’ prior written notice to the Issuers. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate any applicable terms of the TIA. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Issuers, payment of interest may be made by check mailed to Holders at their respective addresses set forth in the Register; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to accounts specified by the Holder prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes of such Issuers, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if:

(i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, beneficial interests in any Regulation S Global Notes may be held only through Euroclear or Clearstream unless transferred in accordance with Section 2.06(b)(iii)(A). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(C) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.

    Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(i) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(i) thereof (provided that any such beneficial interest in Regulation S Global Note shall not be so exchangeable until after the expiration of the 40-day distribution compliance period set forth in Regulation S);

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(iv) thereof, if applicable;

(F) such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(iii) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(ii) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(ii) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(iv) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(iii) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note or, in the case of clause (C) above, the Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(iii) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of a Person or Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(iv) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the relevant Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the relevant Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the relevant Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Restricted Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN

APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (II) TO THE ISSUERS, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH

NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK 10004) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii) Regulation S Legend. Each Regulation S Global Note should bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers’ order or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 9.05).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix) Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xii) Notwithstanding anything contained herein, any transfers, replacements or exchanges of Notes, including as contemplated in this Article 2, shall not be deemed to be an incurrence of Indebtedness.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional legally binding obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, or by any Person directly or indirectly controlled by or under direct or indirect common control with an Issuer or, if the TIA is applicable to this Indenture, to the extent required by the TIA, any person controlling an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, which interest on defaulted interest shall accrue until the defaulted interest is deemed paid hereunder, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall transmit to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers of any Notes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Redemption and Prepayment

The redemption and prepayment terms with respect to any series of Notes will be set forth in one or more supplemental indentures governing such series of Notes.

ARTICLE 4

COVENANTS

Notwithstanding anything herein to the contrary, no Issuer shall be subject to the provisions of this Article 4 unless and until such Issuer executes a supplemental indenture expressly subjecting itself to this Article 4.

Section 4.01 Payment of Notes.

The Issuers shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in any applicable Registration Rights Agreement.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.00% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Each Issuer hereby designates The Bank of New York Mellon, at 240 Greenwich, Floor 7W, New York, New York 10286, as one such office or agency of such Issuer or in accordance with Section 2.03.

ARTICLE 5

SUCCESSORS

Notwithstanding anything herein to the contrary, the provisions of this Article 5 shall not apply to an Issuer unless and until such Issuer executes a supplemental indenture expressly subjecting itself to this Article 5.

Section 5.01 Merger, Consolidation or Sale of Assets.

No Issuer may, directly or indirectly: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(A) either:

(i) such Issuer is the surviving Person; or

(ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that if the Person formed by or surviving any such consolidation or merger with such Issuer is a limited liability company or a Person other than a corporation, a corporate co-issuer shall also be an obligor with respect to the Notes;

(B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(C) immediately after such transaction no Default or Event of Default exists.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among any of the Company’s Wholly Owned Restricted Subsidiaries.

Section 5.02 Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of any Issuer in accordance with Section 5.01, the successor Person formed by such consolidation or into which either Issuer is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor Person had been named therein as such Issuer, and (except in the case of a lease) such Issuer shall be released from the obligations under the Notes and this Indenture, except with respect to any obligations that arise from, or are related to, such transaction.

ARTICLE 6

DEFAULTS AND REMEDIES

Notwithstanding anything herein to the contrary, the provisions of this Article 6 shall not apply to an Issuer unless and until such Issuer executes a supplemental indenture expressly subjecting itself to this Article 6.

Section 6.01 Events of Default.

Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Notes of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in a supplemental indenture:

(1) default for 30 consecutive days in the payment when due of interest on the Notes of such series;

(2) default in payment when due of the principal of or premium, if any, on the Notes of such series;

(3) failure by CCO Holdings or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 with respect to the Notes of such series;

(4) failure by the Company or any of its Restricted Subsidiaries for 30 consecutive days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 30% of the aggregate principal amount of the Notes of such series outstanding to comply with any of their other covenants or agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by an Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists or is created after the date such Notes are first issued, if that default:

(a) is caused by a failure to pay at final Stated Maturity the principal amount on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $750.0 million or more;

(6) failure by an Issuer or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $750.0 million, net of applicable insurance which has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) an Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) consents to the appointment of a custodian of it or for all or substantially all of its property; or

(d) makes a general assignment for the benefit of its creditors; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against an Issuer or any of its Significant Subsidiaries in an involuntary case;

(b) appoints a custodian of an Issuer or any of its Significant Subsidiaries or for all or substantially all of the property of an Issuer or any of its Significant Subsidiaries; or

(c) orders the liquidation of an Issuer or any of its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days;

provided that a Default under clause (3), (4), (5) or (6) of this Section 6.01 shall not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes of such series notify the Issuers of the Default and, with respect to clauses (4) and (6), the Issuers do not cure such Default within the time specified in clause (4) or (6) of this paragraph after receipt of such notice; provided, further, that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default.

Section 6.02 Acceleration.

In the case of an Event of Default arising from clause (7) or (8) of Section 6.01 with respect to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 30% in principal amount of the then outstanding Notes of any series by notice to the Issuers and the Trustee may declare the Notes of such series to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes of any series then outstanding by written notice to the Trustee may on behalf of all of the Holders of such series rescind an acceleration and its consequences with respect to such series of Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Existing Defaults; Extension of Cure Periods.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such series (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Any time period in this Indenture (including in any applicable supplemental indenture hereto) to cure any actual or alleged Default or Event of Default with respect to the Notes of a series may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged Default or Event of Default is the subject of litigation.

Section 6.05 Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, in each case with respect to such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such directive.

Section 6.06 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to the series of Notes held by such Holder;

(b) the Holders of at least 30% in principal amount of the then outstanding Notes of a series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on any Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6 from any Issuer (or any other obligor on any of the Notes), it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes of such Issuer (or other obligor from which such money has been collected) for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(1) If an Event of Default with respect to the Notes of any series has occurred and is continuing, the Trustee shall, with respect to such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2) Except during the continuance of an Event of Default with respect to any series of Notes:

(a) the duties of the Trustee, with respect to the Notes of any series, shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions required to be furnished to the Trustee hereunder and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(3) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(a) this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.01;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), and (3) of this Section 7.01.

(5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.

(6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.

(8) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this section.

Section 7.02 Rights of Trustee.

(1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of Holder unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(7) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (b) written notice of such Default or Event of Default shall have been given to and received at the Corporate Trust Office of the Trustee by the Issuers or any Holder and such notice references the Notes and this Indenture.

(8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(9) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(11) The Trustee may request that each Issuer deliver certificates setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days and apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall transmit to Holders a notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Reports by Trustee to Holders.

By March 15th of each year, and for so long as any Notes remain outstanding, the Trustee shall transmit to Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by all reports as required by TIA § 313(c).

A copy of each report at the time of its transmittal to Holders shall be transmitted to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed or delisted on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time compensation as agreed upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers shall, jointly and severally, indemnify the Trustee and any predecessor trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense determined to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity of which a Responsible Officer has received written notice. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers in this Section 7.07 shall survive resignation or removal of the Trustee and the satisfaction, discharge or termination of this Indenture.

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property held in trust by the Trustee to pay the principal of and interest on any Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of the Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged as bankrupt or as insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall transmit a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against the Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest and Special Interest, if any, on such Notes when such payments are due from the trust referred to below;

(b) the Issuers’ obligations with respect to the Notes of such series concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith; and

(d) the Legal Defeasance provisions of this Indenture.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to any series of Notes, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Article 5 with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(6) shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance pursuant to Section 8.02 or Covenant Defeasance pursuant to Section 8.03 with respect to a series of Notes, the following conditions must be met:

(1) the Issuers must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as are expected to be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes of such Series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date such Notes of such series were first issued, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers or any of their respective Restricted Subsidiaries is a party or by which the Issuers or any of their respective Restricted Subsidiaries is bound;

(6) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes of the applicable series not theretofore delivered to the Trustee for cancellation,

(a) have become due and payable; or

(b) will become due and payable on the maturity date within one year, by their terms or under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to Holders of such notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Notwithstanding anything herein to the contrary, the provisions of this Article 9 shall not apply to an Issuer unless and until such Issuer executes a supplemental indenture expressly subjecting itself to this Article 9.

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or the Notes of any series without the consent of any Holder of a Note of such series to:

(1) cure any ambiguity, mistake, defect or inconsistency;

(2) provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) provide for or confirm the issuance of additional Notes;

(4) provide for the assumption of the Issuers’ obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuers pursuant to Article 5;

(5) make any change that would provide any additional rights or benefits to Holders of any series or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) provide for the issuance of Exchange Notes pursuant to an applicable Registration Rights Agreement or comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or otherwise as necessary to comply with applicable law;

(7) make any change for the issuance of any series of Notes including with respect to the terms thereof that would provide any additional rights or benefits to Holders of any series or that does not adversely affect the legal rights under this Indenture of any such Holder;

(8) conform this Indenture, as amended or supplemented, or the Notes, as amended or supplemented, to the description and terms of such Notes in the offering memorandum, offering circular, prospectus supplement or other offering document applicable to such Notes at the time of the initial sale thereof;

(9) change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there are no outstanding Notes of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

(10) evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Notes and to add to or change any of the provisions of this Indenture as shall be necessary for or to facilitate the administration of the trusts hereunder by more than one Trustee.

Upon the request of the Issuers accompanied by a resolution of their respective boards of directors or sole directors or managers, as applicable, or the Board of Directors of Charter authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee an Officers’ Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee shall join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, this Indenture or the Notes of any series may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each series affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of this Indenture or the Notes of any series may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of each series affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of their respective boards of directors or the Board of Directors of Charter authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of such Notes as aforesaid, and upon receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes of each affected series may waive compliance in a particular instance by the Issuers with any provision of this Indenture or such Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the payment provisions with respect to the redemption of the Notes;

(3) reduce the rate of or extend the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest, or Special Interest, if any, on the Notes;

(7) waive a redemption payment with respect to any Note; or

(8) make any change in this Section 9.02.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent thereto by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel, in each case from each of the Issuers, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

GUARANTEE

Section 10.01 Guarantee.

(a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) To the extent applicable, each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (v) any change in the ownership of each Guarantor, except as provided in Section 10.02(b) or Section 10.02(c). Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.

(c) Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers’ or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) The Note Guarantee of each Guarantor is equal in right of payment to all existing and future unsubordinated Indebtedness of such Guarantor.

(f) Except as expressly set forth in Sections 8.02, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g) Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to Holders and the Trustee.

(i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.01.

(j) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 10.01.

(k) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.02 Limitation on Liability.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Guarantee by any Subsidiary that executes a supplemental indenture in accordance with Section 10.06 and provides a guarantee shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article 10 upon:

(i) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Wholly Owned Restricted Subsidiary), of the Company if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(ii) [Reserved]

(iii) the release or discharge of the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Notes; and

(iv) the Issuers’ exercise of their legal defeasance option or covenant defeasance option under Article 8 or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture.

(c) A Guarantee by a Parent that executes a supplemental indenture in accordance with Section 10.06 and provides a guarantee shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article 10 upon:

(i) the Guarantor’s transfer of all or substantially all of its assets to, or merger with, an entity and such transferee entity assuming such Parent’s obligations under this Indenture; or

(ii) the Issuers’ exercise of their Legal Defeasance option or Covenant Defeasance option under Article 8 or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Section 10.03 [Reserved].

Section 10.04 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.05 Modification.

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.06 Execution of Supplemental Indenture for Future Guarantors.

Each Subsidiary and other Person which is required to become a Guarantor of any series of Notes pursuant to the terms of this Indenture (as supplemented by the supplemental indenture with respect to such Notes) shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Notes. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

Section 10.07 Non-Impairment.

The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 11

[RESERVED]

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 12.02 Notices.

Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, and addressed as follows:

If to the Issuers:

CCO Holdings, LLC

CCO Holdings Capital Corp.

400 Atlantic Street

Stamford, Connecticut 06901

Facsimile No.: (203) 564-1377

Attention: General Counsel

With a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile No.: (212) 446-4900

Attention: Christian O. Nagler, Esq.

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Facsimile No.: (312) 827-8542

Attention: Corporate Trust Administration

The Issuers or the Trustee, by notice to each other Person may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees, Members and Stockholders.

No director, officer, employee, incorporator, member or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES AND ANY GUARANTEE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY GUARANTEE.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 [Reserved].

Section 12.11 Severability.

In case any provision in this Indenture or the Notes, as the case may be, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.

Section 12.14 Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16 FATCA.

The Issuers hereby agree (i) to give notice to the Trustee upon becoming aware that any payment under this Indenture will be treated as a withholdable payment, as such term is used in Sections 1471-1474 of the U. S. Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Applicable Law”); and (ii) that the Trustee shall be entitled to make any withholding or deductions from payments under this Indenture (and shall not be required to pay any additional amounts with respect to any such withholding or deduction on or in respect of the Notes) to the extent necessary to comply with Applicable Law.

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01 Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all such Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable; or

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity or redemption thereof, as the case may be;

(2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(3) each of the Issuers has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article 13, the obligations of the Issuers to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 13.01, the obligations of the Trustee under Section 13.02 shall survive such satisfaction and discharge.

Section 13.02 Application of Trust Money.

All money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

[Signatures on following pages]

Dated as of May 23, 2019

CCO HOLDINGS, LLC, as an Issuer

By:	/s/ Jessica Fischer
Name:	Jessica Fischer
Title:	Senior Vice President – Finance and Corporate Treasurer

CCO HOLDINGS CAPITAL CORP., as an Issuer

By:	/s/ Jessica Fischer
Name:	Jessica Fischer
Title:	Senior Vice President – Finance and Corporate Treasurer

[Signature Page to Base Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
Name:	Karen Yu
Title:	Vice President

[Signature Page to Base Indenture]

EXHIBIT A

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK 10004) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE

[1]	Include Global Note Legend, if applicable.

REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (II) TO THE ISSUERS, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.]2

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]3

[2]	Include Private Placement Legend, if applicable.
[3]	Include Regulation S Legend, if applicable.

[Face of Note]

CUSIP NO. [            ]

[•]% Senior Notes due [•]

No [    ]

$[        ]

CCO HOLDINGS, LLC

and

CCO HOLDINGS CAPITAL CORP.

promise to pay to CEDE & CO. or to registered assigns the principal amount of $[    ] Dollars on [            ].

Interest Payment Dates: [        ] and [            ]

Record Dates: [            ] and [            ]

Subject to Restrictions set forth in this Note.

IN WITNESS WHEREOF, each of CCO Holdings, LLC and CCO Holdings Capital Corp. has caused this instrument to be duly executed.

Dated: [            ]

CCO HOLDINGS, LLC

By:
Name:
Title:

By:
Name:
Title:

CCO HOLDINGS CAPITAL CORP.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

CCO Holdings, LLC

CCO Holdings Capital Corp.

400 Atlantic Street

Stamford, Connecticut 06901

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Facsimile No.: (312) 827-8542

Attention: Corporate Trust Administration

Re:	CCO Holdings, LLC and CCO Holdings Capital Corp.

☐	[ ]% Senior Notes due [ ] (CUSIP [ ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 23, 2019 (as amended, supplemented or otherwise modified, the “Indenture”), among CCO Holdings, LLC (the “Company”), CCO Holdings Capital Corp. (together with the Company, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the “Transfer”), to__________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act. If the Transfer of the beneficial interest occurs prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, the transferred beneficial interest will be held immediately thereafter through Euroclear or Clearstream.

☐ 3. Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐ (i) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

☐ (ii) such Transfer is being effected to the Company or a subsidiary thereof; or

☐ (iii) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

☐ (iv) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

☐ 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐ (i) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (ii) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (iii) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:__________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a) a beneficial interest in the:

☐	(i) Rule 144A Global Note (CUSIP_______), or

☐	(ii) Regulation S Global Note (CUSIP_______), or

☐	(b) a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a) a beneficial interest in the:

☐	(i) Rule 144A Global Note (CUSIP_______), or

☐	(ii) Regulation S Global Note (CUSIP_______), or

☐	(iii) Unrestricted Global Note (CUSIP_______), or

☐	(b) a Restricted Definitive Note; or

☐	(c) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

CCO Holdings, LLC

CCO Holdings Capital Corp.

400 Atlantic Street

Stamford, Connecticut 06901

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Facsimile No.: (312) 827-8542

Attention: Corporate Trust Administration

Re:	CCO Holdings, LLC and CCO Holdings Capital Corp.

☐	[ ]% Senior Notes due [ ] (CUSIP [ ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 23, 2019 (as amended, supplemented or otherwise modified, the “Indenture”), among CCO Holdings, LLC (the “Company”), CCO Holdings Capital Corp. (together with the Company, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________________in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐ (i) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to beneficial interest in an Unrestricted Global Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes would be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.

☐ (ii) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (iii) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to an Unrestricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.

☐ (iv) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐ (i) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. If the Exchange is from beneficial interest in a Regulation S Global Note to a Restricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ (ii) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]

☐ Rule 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:_________________

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

CCO Holdings, LLC

CCO Holdings Capital Corp.

400 Atlantic Street

Stamford, Connecticut 06901

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Facsimile No.: (312) 827-8542

Attention: Corporate Trust Administration

Re:	CCO Holdings, LLC and CCO Holdings Capital Corp.

☐	[ ]% Senior Notes due [ ] (CUSIP [ ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 23, 2019 (as amended, supplemented or otherwise modified, the “Indenture”), among CCO Holdings, LLC (the “Company”), CCO Holdings Capital Corp. (together with the Company, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $__________aggregate principal amount of:

(i) ☐ a beneficial interest in a Global Note, or

(ii) ☐ a Definitive Note, we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (a) to the Company or any subsidiary thereof, (b) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with

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the Securities Act, (d) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (e) pursuant to the provisions of Rule 144(d) under the Securities Act or (f) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (a) through (e) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:________________

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EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [    ], among [GUARANTOR] (the “New Guarantor”)[, a subsidiary of CCO Holdings, LLC, CCO Holdings, LLC (or its successor), a Delaware limited liability company, and CCO Holdings Capital Corp. (or its successor), a Delaware corporation (together, the “Issuers”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of May 23, 2019, providing for the issuance of the Issuers’ [ ]% Senior Notes due [ ] initially in the aggregate principal amount of $[ ] (the “Notes”);

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

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5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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